UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2012 (October 29, 2012)

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15175 (Commission File Number)	77-0019522 (I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

(a)

On October 29, 2012, the board of directors (the “Board”) of Adobe Systems Incorporated (the “Company”) amended and restated the Company’s bylaws (the “Restated Bylaws”).  The Restated Bylaws became effective immediately upon adoption by the Board and amended the Company’s bylaws as described below.

The Restated Bylaws require a stockholder who desires to nominate one or more persons for election as a member of the Board at the Company’s annual meeting to provide written notice to the Company at least 75 days and no more than 105 days prior to the first anniversary of the date on which the Company released its proxy materials to its stockholders for the prior year’s annual meeting of stockholders.  Under the Company’s bylaws that were in effect prior to this amendment, the notice period for stockholder nominations to the Company’s Board was between the 120th and 150th day prior to the first anniversary of the date on which the Company released its proxy materials to its stockholders for the prior year’s annual meeting of stockholders.  Any stockholder nomination received by the Company during the original notification period in 2012 prior to the effectiveness of the Restated Bylaws would be deemed properly received and honored by the Company.

The foregoing description is qualified in its entirety by reference to the text of the Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.  In addition, a marked conformed copy of the Restated Bylaws indicating changes made to the bylaws as they existed immediately prior to the filing of the amendment and restatement is attached as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
3.1	Amended and Restated Bylaws				X
3.2	Amended and Restated Bylaws (marked copy)				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: October 30, 2012	By:	/s/ Michael Dillon

Michael Dillon
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
3.1	Amended and Restated Bylaws				X
3.2	Amended and Restated Bylaws (marked copy)				X